UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 20, 2009, the board of directors of Digital Ally, Inc. adopted Corporate Governance Guidelines, which relate to the responsibility of the board of directors, director selection, board composition, director compensation and performance, board meetings and communications to non-management directors, board committees and management succession.  A copy of the Corporate Governance Guidelines is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on such date the board of directors made certain changes in the membership of its various Committees.  The members of the Committees are set forth below.

(i)	Audit Committee

Daniel F. Hutchens - Chair

Leroy C. Richie

Edward S. Juchniewicz

(ii)	Compensation Committee

Elliott M. Kaplan - Chair

Leroy C. Richie

Bernie Bianchino

(iii)	Nominating Committee

Edward S. Juchniewicz - Chair

Elliott M. Kaplan

Leroy C. Richie

(iv)	Strategic Planning Committee
Bernie Bianchino - Chair
Daniel F. Hutchens
Elliott M. Kaplan

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Digital Ally, Inc. Corporate Governance Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2009

Digital Ally, Inc.

By: /s/ Stanton E. ROSS

Name: Stanton E. Ross
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Digital Ally, Inc. Corporate Governance Guidelines